POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the
undersigned hereby constitutes and appoints James M.
Quinlivan, Kelby Barton, Joshua W. Burnim, and
Brittany Kelly and certain other members or persons associated with RightNow Technologies, Inc., and each of them, with full authority to act without the others, as the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder, of RightNow
Technologies, Inc. (the "Company"), Form ID and Forms
3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

(2)	do and perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID and Form 3, 4 or 5 and file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority or organization;
and

(3)	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the sole discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 25th day of February, 2011.

Signature: /s/ Richard E. Allen

STATE OF Montana  )
: ss.
County of Gallatin  )

On this 25th day of February, 2011, before me, the undersigned, a Notary Public for the State of Montana, personally appeared Rick Allen, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this day and year first above written.

Signature: /s/ Rachel Stockwell

NOTARY PUBLIC FOR THE STATE OF Montana
Printed name:  Rachel Stockwell
Residing at:  Bozeman
My commission expires:  2-20-2013